THE POTOMAC EDISON COMPANY
              ARTICLES OF AMENDMENT AND RESTATEMENT
                           (MARYLAND)
                     ARTICLES OF RESTATEMENT
                           (VIRGINIA)

          FIRST: The Potomac Edison Company, a Maryland corporation and a Virginia Corporation (the "Corporation"), desires to amend (including amendments that require stockholder approval) and restate its Articles of Incorporation, as amended (the "Articles of Incorporation"), as currently in effect and as hereinafter amended, pursuant to Section 2-609 of the Maryland General Corporation Law and Section 13.1-711 of the Virginia Stock Corporation Act.

          SECOND: The following provisions are all the provisions of the Articles of Incorporation currently in effect and as hereinafter amended:

                            ARTICLE I

                              NAME

   The name of the Corporation is The Potomac Edison Company.

                           ARTICLE II

                       PURPOSES AND POWERS

          The purposes for which the Corporation is formed and the business or objects to be carried on and promoted by it are to conduct business as a public service company/public service corporation, including but not limited to the following activities:

          (a) To produce, generate, buy, sell, lease, deal in, transmit and distribute (i) power, light, energy and heat in the form of electricity, (ii) by-products thereof and (iii) devices, facilities and equipment for use in connection therewith;

          (b)  To acquire (by construction, purchase,
     condemnation, lease or otherwise), use, maintain, operate, deal in and dispose of, power plants, dams, substations, office machinery, property (real, personal and mixed) and facilities (including water power, nuclear and other sites), and all fixtures, equipment and appliances, necessary, appropriate, incidental or convenient for its corporate purposes;

          (c)  To exercise any powers conferred by the
     Commonwealth of Virginia on a public service company/public service corporation; and

          (d)  To conduct business as a public service
     company/public service corporation, which business is briefly described as the purchase, generation, transmission, distribution and sale, both at wholesale and at retail, of electricity for light, heat and power purposes in the State of Maryland, the State of West Virginia, the Commonwealth of Virginia, the Commonwealth of Pennsylvania and elsewhere.


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          The above purposes and powers shall be the only
purposes and powers of the Corporation to be exercised in the Commonwealth of Virginia.

          In addition to the above purposes and powers, the Corporation shall be authorized to exercise and enjoy all powers, rights, franchises, and privileges granted to or conferred upon corporations by the laws of the State of Maryland as now or hereafter in force, including but not limited

          (a) To exercising any powers conferred by the State of Maryland on a public service company; and

          (b) To engaging in or carrying on any other business which may conveniently be conducted in conjunction with any of the business of the Corporation and in general to do any and all things and exercise any and all powers which it may now or hereafter be lawful for the Corporation to do or exercise under and in pursuance of the laws of the State of Maryland and of the Commonwealth of Virginia.

          It is the intention that the objects and purposes specified in this Article II shall not, unless otherwise specified herein, be in any way limited or restricted by reference to or inference from the terms of any other clause of this or any other Article in these Articles of Incorporation, but that the objects and purposes specified in each of the clauses of this Article shall be regarded as independent objects and purposes. It is also the intention that said clauses be construed both as purposes and powers, and not as limitations, and generally that the Corporation shall be authorized to exercise and enjoy all powers, rights, franchises and privileges granted to or conferred upon corporations by the laws of the State of Maryland and of the Commonwealth of Virginia, and the enumeration of certain powers as herein specified is not intended as exclusive of or as a waiver of any of the powers, rights, franchises or privileges granted or conferred by the laws of said State and of said Commonwealth now or hereafter in force.

                           ARTICLE III

                PRINCIPAL AND REGISTERED OFFICES

          Section 3.1. The address of the principal office of the Corporation in the State of Maryland is 10435 Downsville Pike, Hagerstown, Maryland 21740. The name of the resident agent of the Corporation in the State of Maryland is Eugene W. McCauley, whose post office address is 10435 Downsville Pike, Hagerstown, Maryland 21740. The resident agent is a citizen of and resides in the State of Maryland.

          Section 3.2. The post office address of the registered office of the Corporation in Virginia is 112 South Cameron Street, City of Winchester, Virginia 22601, which is located in the City of Winchester, and the name of its registered agent at such address is J. Sloan Kuykendall, Esq. The registered agent is a resident of Virginia and a member of the Virginia State Bar.


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                           ARTICLE IV

                       BOARD OF DIRECTORS

          Section 4.1. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors shall be eleven, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are:


Name
Eleanor Baum
William L. Bennett
Wendell F. Holland
Phillip E. Lint
Frank A. Metz, Jr.
Michael P. Morrell
Alan J. Noia
Jay S. Pifer
Steven H. Rice
Gunnar E. Sarsten
Peter J. Skrgic

          Section 4.2. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in these Articles of Incorporation or the Bylaws.

          Section 4.3. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 5.4 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.


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          Section 4.4.  The Corporation shall have the power, to
the maximum extent not prohibited by Maryland and Virginia law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

          Section 4.5. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.

                            ARTICLE V

                              STOCK

          Section 5.1. The Corporation has authority to issue 36,000,000 shares of stock, consisting of 26,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and 10,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified

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or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

          Section 5.2. Each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

          Section 5.3. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

          Section 5.4. Prior to the issuance of classified or reclassified shares of any class or series of stock, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) determine, set or change the preferences, limitations, relative rights, restrictions, qualifications and the terms of and conditions of redemption to the extent permitted by the Virginia Stock Corporation Act and the Maryland General Corporation Law, subject to the express terms of any class or series of class of stock of the Corporation outstanding at the time; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland and articles of amendment with the Virginia State Corporation Commission.

          Section 5.5.  All persons who shall acquire stock in
the Corporation shall acquire the same subject to the provisions of these Articles of Incorporations and the Bylaws.

                           ARTICLE VI

                            AMENDMENT

          The Corporation reserves the right, subject only to any requisite vote or consent of the holders of any other class of stock specifically required by the provisions of these Articles of Incorporation, to amend or change any and all provisions of these Articles of Incorporation (including, without limitation, a change in the preferences given to any one or more classes of stock by these Articles of Incorporation) by the vote in favor thereof, given in person or by proxy at any meeting called for the purpose, of the holders of a majority of the outstanding shares of Common Stock, or by unanimous written consent by holders of all of the outstanding shares of Common Stock.

                           ARTICLE VII

                     LIMITATION OF LIABILITY


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          To the maximum extent that Maryland law and Virginia
law, in effect from time to time, do not prohibit the limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article VII nor the adoption or amendment of any other provision of these Articles of Incorporation or Bylaws inconsistent with this Article VII shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                          ARTICLE VIII

                          SEVERABILITY

          The provisions of these Articles of Incorporation are severable, and if the Board of Directors shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with Maryland law, Virginia law or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of these Articles of Incorporation, even without any amendment of these Articles of Incorporation pursuant to Article VI and without affecting or impairing any of the remaining provisions of these Articles of Incorporation or rendering invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Directors, the Board shall amend these Articles of Incorporation in the manner provided in Article VI. If any provision of these Articles of Incorporation shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of these Articles of Incorporation in any jurisdiction.

          THIRD: The amendment to and restatement of these Articles of Incorporation as hereinabove set forth have been duly advised by the Board of Directors, by resolution duly adopted at a meeting of the Board of Directors held on October 6, 1999, and approved by the sole stockholder of the Corporation, as required by Maryland law.

          FOURTH: The Board of Directors, by resolution duly adopted at a meeting of the Board of Directors on October 6, 1999, proposed, approved and recommended to the sole stockholder of the Corporation, and the sole stockholder approved, the foregoing amendment and restatement of these Articles of Incorporation, as required by Virginia law.

          FIFTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of these Articles of Incorporation.


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          SIXTH:  The names and addresses of the Corporation's
current resident agents are as set forth in Article III of the foregoing amendment and restatement of these Articles of Incorporation.

          SEVENTH: The number of directors of the Corporation and the names of those currently in office are as set forth in
Article IV of the foregoing amendment and restatement of these Articles of Incorporation.

          EIGHTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 28,378,611, consisting of 23,000,000 shares of Common Stock, without par value, and 5,378,611 shares of Preferred Stock, $100 par value per share. The aggregate par value of all shares of stock having par value was $537,861,100.

          NINTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement is 36,000,000, consisting of 26,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $360,000.

          TENTH: The undersigned President acknowledges these Articles of Amendment and Restatement/Articles of Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement/Articles of Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 11th day of April, 2000.


ATTEST:                            THE POTOMAC EDISON COMPANY

/s/ Eileen M. Beck (SEAL)          By:  /s/ Jay S. Pifer
Eileen Beck                             Jay S. Pifer
Secretary                               President